[Aetna Letterhead]
[Aetna Logo]

                                               151 Farmington Avenue
                                               Hartford, CT  06156-3124

                                               Julie E. Rockmore
                                               Counsel
                                               Law Division, RE4A
August 4, 1998                                 Investments & Financial Services
                                               (860) 273-4686
                                               Fax:  (860) 273-8340

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Attention:  Filing Desk

Re:  Variable Annuity Account B of Aetna Life Insurance and
     Annuity Company
     Pre-Effective Amendment No. 1 to Registration Statement on Form N-4
     Prospectus Title:  Aetna Variable Annuity
     File Nos.:  333-56297 and 811-02512

Gentlemen:

The undersigned has acted as counsel to Aetna Life Insurance and Annuity Company, a Connecticut life insurance company (the "Company") in connection with the registration on Form N-4 of interests in Variable Annuity Account B of the Company. It is my understanding that the Company, as depositor, has registered an indefinite amount of securities (the Securities) under the Securities Act of 1933, as amended ("Securities Act") as provided in Rule 24f-2 under the Investment Company Act of 1940 (the "Investment Company Act").

In connection with such representation, I or those for whom I have supervisory responsibility, have reviewed the N-4 Registration Statement filed on June 8, 1998 and this Pre-Effective Amendment No. 1, and have also examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, trust records and other instruments I have deemed necessary or appropriate for the purpose of rendering this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies.

I am admitted to practice law in Connecticut, and do not purport to be an expert on the laws of any other state. My opinion herein as to any other law is based upon a limited inquiry thereof which I have deemed appropriate under the circumstances.

Based upon the foregoing, I am of the opinion that the Securities have been duly and validly authorized and, assuming the securities will be issued and sold in accordance with the provisions of the prospectus, will constitute legal and binding obligations of the Company.

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Page 2
Securities and Exchange Commission
August 4, 1998

I consent to the filing of this opinion as an exhibit to this Pre-Effective Amendment No. 1 to the Registration Statement.

Sincerely,

/s/ Julie E. Rockmore

Julie E. Rockmore
Counsel